Item 9:           Regulation FD Disclosure

     Emmis Communications Corporation ("Emmis") has included in this filing selected unaudited pro forma financial information for the year ended February 29, 2000 and for the six months ended August 31, 2000. This unaudited pro forma information includes the effect of all pending and consummated acquisitions, including (i) radio stations KPNT-FM, KIHT-FM, and KFTK-FM (formerly KXOK-FM) from Sinclair Broadcast Group, Inc., (ii) radio station KZLA-FM from Bonneville International Corporation, (iii) radio stations KXPK-FM and KKFR-FM from Clear Channel Communications, Inc., (iv) radio station KALC-FM from Salem Communications Corporation, (v) radio stations KKLT-FM, KTAR-AM and KMVP-AM from Hearst-Argyle Television, Inc., (vi) a 75% ownership interest in two radio stations in Buenos Aires, Argentina, (vii) television station WKCF-TV from Press Communications, LLC, (viii) eight network-affiliated television stations from Lee Enterprises, Inc., and (ix) Los Angeles Magazine, Inc., from ABC Holding Company, Inc.,as if each had occurred at March 1, 1999 and carried forward.

         On  October  16,  2000,  Emmis  filed  an 8-K that  included  unaudited combined condensed pro forma financial statements for its consummated significant acquisitions as defined by the Securities and Exchange Commission's Regulation S-X, Rule 3-05. However, these unaudited pro forma financial statements only required the impact of the consummated significant acquisitions to be disclosed.

     With the recent adoption by the Securities and Exchange Commission of Regulation FD, Emmis is making the pro forma information listed below available for broad dissemination and expects to provide guidance with respect to future periods as part of its scheduled conference call on January 10, 2001 to discuss the results of the three and nine months ended November 30, 2000.

         The pro forma summary information presented below is not necessarily indicative of the results that actually would have occurred if the transactions indicated above had been consummated at the beginning of the periods presented, and is not intended to be a projection of future results.

         Certain statements included in this 8-K which are not statements of historical fact, including but not limited to those identified with the words
"expect," "will" or "look" are intended to be, and are, identified as "forward-looking statements," as defined in the Securities and Exchange Act of 1934, as amended, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Emmis to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others, general economic and business conditions; fluctuations in the demand for advertising; increased competition in the broadcasting industry; inability to obtain necessary approvals for purchases or sale transactions or to complete the transactions; changes in the costs of programming; inability to grow through suitable acquisitions and other factors mentioned in other documents filed by Emmis with the Securities and Exchange Commission.


                        Emmis Communications Corporation
               Selected Unaudited Pro Forma Financial Information

                              Three Months     Three Months      Three Months        Three Months    Three Months    Three Months
                                 Ended            Ended             Ended               Ended           Ended           Ended
                              May 31, 1999    August 31, 1999  November 30, 1999   February 29, 2000  May 31, 2000  August 31, 2000
                              -------------   --------------   -----------------   ----------------  -------------  ---------------
Net Revenues:
  Radio                            $ 57,741         $ 69,007            $ 70,346           $ 57,065       $ 71,477         $ 75,362
  Television                         57,204           52,512              60,339             51,180         59,630           55,355
  Publishing                         16,783           16,794              19,579             15,287         17,522           19,963
  Interactive                             -                -                   -                  -              -               33
                              -------------   --------------   -----------------   ----------------  -------------  ---------------
    Total net revenues              131,728          138,313             150,264            123,532        148,629          150,713

Operating Expenses:
  Radio                              34,546           34,202              36,415             35,946         39,539           36,172
  Television                         37,091           35,645              38,734             37,716         37,625           35,963
  Publishing                         14,569           14,949              15,127             14,877         15,775           17,256
  Interactive                             -                -                   -                  -            120              148
                              -------------   --------------   -----------------   ----------------  -------------  ---------------
    Total operating expenses         86,206           84,796              90,276             88,539         93,059           89,539

Broadcast/Publishing Cash Flow:
  Radio                              23,195           34,805              33,931             21,119         31,938           39,190
  Television                         20,113           16,867              21,605             13,464         22,005           19,392
  Publishing                          2,214            1,845               4,452                410          1,747            2,707
  Interactive                             -                -                   -                  -           (120)            (115)
                              -------------   --------------   -----------------   ----------------  -------------  ---------------
    Total broadcast/publishing
      cash flow                      45,522           53,517              59,988             34,993         55,570           61,174
